EXHIBIT 24.0

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes Jack C. Wauchope and Karan C. Pohl as attorney-in-fact, to sign in his or her behalf, individually and in each capacity stated below, and to file this Annual Report on Form 10-KSB and all amendments and/or supplements to this Annual Report on Form 10-KSB.

/s/ Jack C. Wauchope	,	Director, President, and	March 30, 2007
Jack C. Wauchope		Principal Executive Officer

/s/ Marilyn M. Britton	,	Director	March 30, 2007
Marilyn M. Britton

/s/ Dario A. Domenghini	,	Director	March 30, 2007
Dario A. Domenghini

/s/ James M. Kaney	,	Director	March 30, 2007
James M. Kaney

/s/ Michael A. Lady	,	Director	March 30, 2007
Michael A. Lady

/s/ Gene D. Mintz	,	Director	March 30, 2007
Gene D. Mintz

/s/ Ronald R. Olson	,	Director	March 30, 2007
Ronald. R. Olson

/s/ Jack W. Robasciotti	,	Director	March 30, 2007
Jack W. Robasciotti

/s/ Dan H. Wixom	,	Director	March 30, 2007
Dan H. Wixom

/s/ Karan C. Pohl	,	Principal Financial Officer	March 30, 2007
Karan C. Pohl